Exhibit 99.1

SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP. III THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON     , 2020 The undersigned hereby appoints Chamath Palihapitiya, Ian Osborne, Steven Trieu, Simon Williams or the Chairperson of the extraordinary general meeting, which we refer together as the “Proxies”, and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote, which we refer to as the “Shares”, at the extraordinary general meeting of Social Capital Hedosophia Holdings Corp. III, a Cayman Islands exempted company (“SCH”), to be held on     , 2020 at     , Eastern Time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at 525 University Ave, Palo Alto, California 94301, or virtually via live webcast at https://www.cstproxy.com/socialcapitalhedosophiaholdingsiii/sm2020, and at any adjournments thereof. Such Shares shall be voted as indicated with respect to the proposals listed below and, unless such authority is withheld on the reverse side hereof, the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said extraordinary general meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held on     , 2020: The notice of extraordinary general meeting and the accompanying proxy statement/prospectus are available at https://www.cstproxy.com/socialcapitalhedosophiaholdingsiii/sm2020. SEE REVERSE SIDE

THE BOARD OF DIRECTORS OF SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP. III RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 AND 13.

Please mark vote as indicated in this example **X**

| Proposal | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| **Proposal No. 1 — The BCA Proposal** — To approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of October 5, 2020 (the "Merger Agreement"), by and among SCH, Asclepius Merger Sub Inc. ("Merger Sub") and Clover Health Investments, Corp. ("Clover"), a copy of which is attached to the accompanying proxy statement/prospectus statement as Annex A. The Merger Agreement provides for, among other things, the mergers of (x) Merger Sub with and into Clover, with Clover surviving the merger as a wholly owned subsidiary of SCH, and (y) Clover with and into SCH, with SCH surviving the merger, in each case, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in the accompanying proxy statement/prospectus. | ☐ | ☐ | ☐ |
| **Proposal No. 2 — The Domestication Proposal** — To approve by special resolution, the change of SCH's jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the "Domestication" and, together with the Mergers, the "Business Combination"). | ☐ | ☐ | ☐ |

**Organizational Documents Proposals** — To approve by special resolution, the following material differences between SCH's Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the "Cayman Constitutional Documents") and the proposed new certificate of incorporation ("Proposed Certificate of Incorporation") and the proposed new bylaws ("Proposed Bylaws") of Social Capital Hedosophia Holdings Corp. III (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the "DGCL")), which will be renamed "Clover Health Investments, Corp." in connection with the Business Combination (SCH after the Domestication and/or the Business Combination, including after such change of name, as applicable, is referred to herein as "Clover Health"):

| Proposal | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| **Proposal No. 3 — Organizational Documents Proposal A** — To authorize the change in the authorized capital stock of SCH from 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preferred shares, par value $0.0001 per share, to 2,500,000,000 shares of Class A common stock, par value $0.0001 per share, of Clover Health (the "Clover Health Class A common stock"), 500,000,000 shares of Class B common stock, par value $0.0001 per share, of Clover Health (the "Clover Health Class B common stock") 25,000,000 and shares of preferred stock, par value $0.0001 per share, of Clover Health (the "Clover Health preferred stock"); | ☐ | ☐ | ☐ |
| **Proposal No. 4 — Organizational Documents Proposal B** — To authorize the board of directors of Clover Health to issue any or all shares of Clover Health preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the Board and as may be permitted by the DGCL; | ☐ | ☐ | ☐ |
| **Proposal No. 5 — Organizational Documents Proposal C** — To provide that holders of shares of Clover Health Class A common stock will be entitled to cast one vote per share of Clover Health Class A common stock and holders of shares of Clover Health Class B common stock will be entitled to cast 10 votes per share of Clover Health Class B common stock on each matter properly submitted to Clover Health stockholders entitled to vote; | ☐ | ☐ | ☐ |
| **Proposal No. 6 — Organizational Documents Proposal D** — To provide that the board of directors of Clover Health be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term; and | ☐ | ☐ | ☐ |
| **Proposal No. 7 — Organizational Documents Proposal E** — To authorize all other changes in connection with the replacement of the Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication (copies of which are attached to the accompanying proxy statement/prospectus as Annex J and Annex K, respectively), including (1) changing the corporate name from "Social Capital Hedosophia Holdings Corp. III" to "Clover Health Investments, Corp." in connection with the Business Combination, (2) making Clover Health's corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation, (4) being subject to the provisions of Section 203 of DGCL and (5) removing certain provisions related to SCH's status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which SCH's board of directors believes is necessary to adequately address the needs of Clover Health after the Business Combination. | ☐ | ☐ | ☐ |
| **Proposal No. 8 — Director Election Proposal** — To approve by ordinary resolution, the election of five directors who, upon consummation of the Business Combination, will be the directors of Clover Health. | ☐ | ☐ | ☐ |
| **Proposal No. 9 — The Stock Issuance Proposal** — To approve by ordinary resolution, for purposes of complying with the applicable provisions of Section 312.03 of the NYSE Listed Company Manual, the issuance of shares of Clover Health Class A common stock or Clover Health Class B common stock, as applicable, to (a) the PIPE Investors, including the Sponsor Related PIPE Investors, pursuant to the PIPE Investment and (b) the Clover Stockholders pursuant to the Merger Agreement (as such terms are defined in the accompanying proxy statement/prospectus). | ☐ | ☐ | ☐ |
| **Proposal No. 10 — The Equity Incentive Plan Proposal** — To approve by ordinary resolution, the Clover Health 2020 Equity Incentive Plan. | ☐ | ☐ | ☐ |
| **Proposal No. 11 — The Management Incentive Plan Proposal** — To approve by ordinary resolution, the Clover Health 2020 Management Incentive Plan. | ☐ | ☐ | ☐ |
| **Proposal No. 12 — The ESPP Proposal** — To approve by ordinary resolution, the Clover Health 2020 Employee Stock Purchase Plan. | ☐ | ☐ | ☐ |
| **Proposal No. 13 — The Adjournment Proposal** — To approve by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting. | ☐ | ☐ | ☐ |

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED**

Date:______________________________________________, 2020

______________________________________________

(Signature)

______________________________________________

(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. A vote to abstain will not be treated as a vote on the relevant proposal. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE.